Exhibit 99.1

     RADIATION THERAPY SERVICES REPORTS FIRST QUARTER 2006 FINANCIAL RESULTS

                 - INCREASES FULL YEAR 2006 FINANCIAL GUIDANCE -

                         FIRST QUARTER 2006 HIGHLIGHTS:

     -  Total revenues increased 41.1% to $73.9 million from first quarter 2005

     -  Same practice total revenues increased 19.9% from first quarter 2005

     - Same practice treatments per day and revenue per treatment at freestanding centers increased 6.2% and 15.2%, respectively from first quarter 2005

     -  Net income increased 40.6% to $8.9 million

    FORT MYERS, Fla., May 3 /PRNewswire-FirstCall/ -- Radiation Therapy Services, Inc. (Nasdaq: RTSX), a provider of radiation therapy services to cancer patients, today announced financial results for the first quarter ended March 31, 2006 and increased its 2006 financial guidance.

    Total revenue for the first quarter was $73.9 million, an increase of 41.1% from $52.4 million in the same quarter of 2005, with 21.2% of the increase provided by new practices, or practices operated by Radiation Therapy for less than twelve months. Net patient service revenue, or revenue generated from services where the Company bills patients directly, principally at freestanding treatment centers, was $71.2 million. Other revenue, or revenue generated principally from services where Radiation Therapy bills the hospital for services provided, was $2.7 million. Same practice total revenues increased by 19.9% as compared to the first quarter of 2005.

    Net income for the first quarter 2006 increased $2.6 million, or 40.6%, to $8.9 million, or $0.37 per diluted share, from $6.3 million, or $0.27 per diluted share, for the first quarter of 2005.

    Revenue per treatment on a same practice basis at the Company's freestanding centers increased 15.2%, reflecting a favorable development in the use of advanced technologies over the same period 2005. For the first quarter 2006, the Company reported an average of 1,491 total treatments per day at its 57 freestanding centers, a 24.4% increase from the same period in 2005. Same practice treatments per day grew 6.2% over the first quarter 2005.

    In January of 2006, the Company acquired a single radiation therapy treatment center in Opp, Alabama for approximately $1.8 million. The center became the Company's 69th treatment center in operation and the second center in the state, adding to the Company's existing networks in the Northwestern Florida -- Southeastern Alabama local markets.

    In May 2006, the Company entered the Los Angeles local market with the acquisition of a single radiation therapy treatment center in Santa Monica, California. The acquisition represents the Company's entrance into its second local market in Southern California. The facility currently has an Intensity Modulated Radiation Therapy (IMRT) program and other advanced technologies. In conjunction with the acquisition, Dr. Michael Steinberg, Healthcare Policy and Economics Council Chair, American Society of Therapeutic Radiology and Oncology (ASTRO), joined the Company as Senior Vice President.

    Dr. Daniel Dosoretz, President and Chief Executive Officer, said, "Our execution in the first quarter of 2006 was solid, producing robust growth in revenues and earnings. We were particularly pleased with our achievement of very strong growth in same practice treatments per day. We continue deploying IGRT, supplementing the continued utilization of IMRT, adding high dose rate brachytherapy, extracranial radiosurgery and other advanced services. The expansion of IGRT capabilities across additional facilities should continue to be a source of revenue growth. As it relates to growth through acquisitions, we entered the Los Angeles, CA market with the acquisition of a Santa Monica facility and strengthened our presence in Southeast Alabama with the acquisition of a facility in Opp, which will be technologically improved."

    Radiation Therapy generated $10.9 million in net cash from operations for the three months ended March 31, 2006, compared to $11.3 million in the same period of 2005. The Company's days sales outstanding for the first quarter 2006 were 56 days, compared to 48 days for the first quarter 2005. Total capital expenditures, including capital lease obligations, for the first quarter 2006 were $13.3 million, compared to $4.6 million for the first quarter 2005.

    Guidance

    Based on its current expectations, the Company is increasing guidance for the full year 2006. The Company now expects revenues to be in the range of $267 million to $284 million, with diluted earnings per share in the range of $1.27 to $1.31. For the second quarter of 2006, the Company expects revenues to be in the range of $65 million to $70 million, with diluted earnings per share in the range of $0.34 per share and $0.36 per share. These projections are estimates only and actual performance could differ.

    Conference Call

    Management will host a conference call tomorrow at 10:00 a.m. EDT to discuss financial results, guidance and other developments and business plans. A live Web cast of the conference call will be available online on the Company's corporate Web site at http://www.rtsx.com. The dial-in numbers are (877) 407-0784 for domestic callers, and (201) 689-8560 for international. After the live Web cast, the call will remain available on Radiation Therapy's Web site until June 2, 2006. In addition, a telephonic replay of the call will be available until May 18, 2006. The replay dial-in numbers are (877) 660-6853 for domestic callers and (201) 612-7415 for international callers. Please use account number 3055 and conference ID number 198672.

    About Radiation Therapy Services

    Radiation Therapy Services, Inc., which operates radiation treatment centers primarily under the name 21st Century Oncology, is a provider of radiation therapy services to cancer patients. The Company's 70 treatment centers are clustered into 23 local markets in 14 states, including Alabama, Arizona, California, Delaware, Florida, Kentucky, Maryland, Massachusetts, Nevada, New Jersey, New York, North Carolina, Rhode Island and West Virginia. The Company is headquartered in Fort Myers, Florida. More information about the Company can be found at its Web site http://www.rtsx.com. RTSXG

    This release may contain forward-looking statements about the Company's future plans, expectations and objectives. Words such as "may," "will," "expect," "intend," "anticipate," "plan," "believe," "seek," "could" and "estimate" and variations of these words and similar expressions are intended to identify forward-looking statements. These forward-looking statements are not historical facts and are subject to risks and uncertainties that could cause the actual results to differ materially from those projected in these forward-looking statements including, actual 2006 financial performance and actual opening of new centers contemplated in a timely and cost effective basis, and those risk factors described in the "Risk Factors" section and other information in the Company's annual report on Form 10-K, as well as the Company's other filings with the Securities and Exchange Commission which are available on the SEC's website at www.sec.gov. Readers of this release are cautioned not to place undue reliance on forward-looking statements. The Company undertakes no obligation to publicly update or revise the forward- looking statements contained herein to reflect changed events or circumstances after the date of this release.

    Contacts:
     Dave Koeninger
     Chief Financial Officer
     Radiation Therapy Services, Inc.
     239-931-7282
     dkoeninger@rtsx.com

    Investors:
     Carol Ruth/Nick Laudico
     The Ruth Group
     646-536-7004/7030
     cruth@theruthgroup.com
     nlaudico@theruthgroup.com

    Media:
     Jason Rando
     The Ruth Group
     646-536-7025
     jrando@theruthgroup.com

                        RADIATION THERAPY SERVICES, INC.
                                AND SUBSIDIARIES
      CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
                    (in thousands, except per share amounts)
                                   (unaudited)

                                                                 Three Months Ended
                                                                      March 31,
                                                             ----------------------------
                                                                 2006            2005
                                                             ------------    ------------
Net patient service revenue                                  $     71,217    $     50,105
Other revenue                                                       2,724           2,315
Total revenues                                                     73,941          52,420

Salaries and benefits                                              35,943          25,668
Medical supplies                                                    2,186           1,459
Facility rent expense                                               2,254           1,542
Other operating expenses                                            3,011           2,082
General and administrative expenses                                 7,211           5,879
Depreciation and amortization                                       3,710           2,105
Provision for doubtful accounts                                     2,522           1,552
Interest expense, net                                               2,165             922
Impairment loss                                                         -           1,226
Total expenses                                                     59,002          42,435

Income before minority interests                                   14,939           9,985
Minority interests in net (earnings)
 losses of consolidated entities                                     (515)            162

Income before income taxes                                         14,424          10,147

Income tax expense                                                  5,568           3,850

Net income                                                          8,856           6,297

Other comprehensive income:
Unrealized gain (loss) on derivative
 interest rate swap agreement, net of tax                             114              (9)
Comprehensive income                                         $      8,970    $      6,288

Net income per common share
 outstanding - basic                                         $       0.39    $       0.28
Net income per common share
 outstanding - diluted                                       $       0.37    $       0.27

Weighted average shares outstanding:
     Basic                                                         22,960          22,602
     Diluted                                                       23,668          23,366

                        RADIATION THERAPY SERVICES, INC.
                                AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                    (in thousands, except per share amounts)

                                                               March 31,     December 31,
                                                                 2006            2005
                                                             ------------    ------------
                                                              (unaudited)        (a)
                            ASSETS
Current assets:
     Cash and cash equivalents                               $     18,425    $      8,980
     Marketable securities, at market                               5,450           5,450
     Accounts receivable, net                                      49,834          40,301
     Income taxes receivable                                            -           2,560
     Prepaid expenses                                               3,448           3,153
     Current portion of lease receivable                              605             647
     Inventories                                                    1,337           1,280
     Deferred income taxes                                          2,635           2,144
     Other                                                            812           1,200
Total current assets                                               82,546          65,715

Lease receivable, less current portion                                451             581
Equity investments in joint ventures                                  821             803
Property and equipment, net                                       121,682         113,397
Goodwill                                                           67,803          66,537
Intangible assets, net                                              6,612           6,774
Other assets                                                       11,445           9,538
Total assets                                                 $    291,360    $    263,345

             LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
     Accounts payable                                        $      6,891    $      5,676
     Accrued expenses                                              13,627          11,434
     Income taxes currently payable                                 1,126               -
     Current portion of long-term debt                              7,938           6,506
Total current liabilities                                          29,582          23,616
Long-term debt, less current portion                              123,479         116,957
Other long-term liabilities                                         2,356           2,284
Deferred income taxes                                              19,427          18,489
Minority interest in consolidated entities                          7,069           6,616
Total liabilities                                                 181,913         167,962
Shareholders' equity
     Preferred stock, $0.0001 par value,
      10,000 shares authorized,
      none issued or outstanding                                        -               -
     Common stock, $0.0001 par value,
      75,000 shares authorized, 23,146 and
      22,831 shares issued and outstanding at
      March 31, 2006 and December 31, 2005, respectively                2               2
     Additional paid-in capital                                    77,560          72,730
     Unearned compensation on nonvested stock                           -            (241)
     Retained earnings                                             32,216          23,360
     Notes receivable from shareholders                              (458)           (481)
     Accumulated other comprehensive
      income, net of tax                                              127              13
Total shareholders' equity                                        109,447          95,383
Total liabilities and shareholders' equity                   $    291,360    $    263,345

(a) Derived from audited financial statements

                        RADIATION THERAPY SERVICES, INC.
                                AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)
                                   (unaudited)

                                                                  Three months ended
                                                                      March 31,
                                                             ----------------------------
                                                                 2006            2005
                                                             ------------    ------------
Cash flows from operating activities
Net Income                                                   $      8,856    $      6,297
Adjustments to reconcile net income to net
 cash provided by operating activities:
  Depreciation                                                      3,318           1,970
  Amortization                                                        392             135
  Deferred rent expense                                                74              33
  Deferred income tax provision                                       368            (340)
  Stock based compensation                                             14             211
  Tax benefit from stock option exercise                           (1,339)              -
  Impairment loss                                                       -           1,226
  Provision for doubtful accounts                                   2,522           1,552
  Loss on the sale of property and equipment                            -              69
  Minority Interests in net earnings
   (losses) of consolidated entities                                  515            (162)
  Write off of loan costs                                               -             355
  Equity interest in (net income) loss
   of joint ventures                                                  (18)            359
  Changes in operating assets and liabilities:
    Accounts receivable, gross                                    (12,055)         (4,282)
    Inventories                                                       (57)            (44)
    Prepaid expenses                                                  (91)            349
    Accounts payable                                                1,215            (419)
    Accrued expenses                                                2,180             638
    Income taxes currently payable                                  5,025           3,330

Net cash provided by operating activities                          10,919          11,277

Cash flows from investing activities
Purchase of property and equipment                                 (5,397)         (3,256)
Acquisition of radiation centers                                   (1,800)              -
Purchases of marketable securities, net                                 -          (1,150)
Repayments from employees                                              26             206
Distribution received from joint venture                                -             185
Change in lease receivable                                            172             158
Change in other assets                                                477              36

Net cash used in investing activities                              (6,522)         (3,821)

Cash flows from financing activities
Proceeds from issuance of debt                                      1,800               -
Principal repayments of debt                                       (1,710)           (690)
Proceeds from exercise of stock options                             3,718             623
Tax benefit from stock option exercise                              1,339               -
Payments of notes receivable from shareholders                         23             948
Minority interest in partnership distribution                         (62)              -
Payments of loan costs                                                (60)           (586)

Net cash provided by financing activities                           5,048             295

Net increase in cash and cash equivalents                           9,445           7,751
Cash and cash equivalents, at beginning of period                   8,980           5,019

Cash and cash equivalents, at end of period                  $     18,425    $     12,770

Supplemental disclosure of non-cash transactions
Recorded capital lease obligations related to
 the acquisition of equipment                                $      7,863    $      1,352

                        RADIATION THERAPY SERVICES, INC.
                                AND SUBSIDIARIES
                            KEY OPERATING STATISTICS
                                   (unaudited)

                                                Three Months Ended
                                                    March 31,
                                              ----------------------      %
                                                 2006         2005      Change
                                              ---------    ---------    ------
Number of treatment days                             64           64

Total treatments - freestanding centers          95,396       76,711      24.4%

Treatments per day - freestanding centers         1,491        1,199      24.4%

Percentage change in revenue per
 treatment - freestanding centers - same
 practice basis                                    15.2%        11.0%

Percentage change in treatments per
 day - freestanding centers - same
 practice basis                                     6.2%         1.5%

Local markets at period end                          22           19      15.8%

Treatment centers - freestanding                     57           45      26.7%
Treatment centers - hospital                         12           10      20.0%
                                                     69           55      25.5%

Days sales outstanding for the quarter               56           48

Percentage change in total revenues -
 same practice basis                               19.9%        16.6%

SOURCE  Radiation Therapy Services, Inc.
    -0-                             05/03/2006
    /CONTACT: Dave Koeninger, Chief Financial Officer of Radiation Therapy Services, Inc., +1-239-931-7282, dkoeninger@rtsx.com; or Investors, Carol Ruth, +1-646-536-7004, cruth@theruthgroup.com, or Nick Laudico,
+1-646-536-7030, nlaudico@theruthgroup.com, or Media, Jason Rando, +1-646-536-7025, jrando@theruthgroup.com, all of The Ruth Group/
    /Web site:  http://www.rtsx.com /